INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-50233 on Form S-3 of our report dated November 5, 1996, appearing in this Annual Report on Form 10-K of Atlanta Gas Light Company for the year ended September 30, 1996.



/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 26, 1996